CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement of Franklin Value Investors Trust on Form N-1A File No. 33-31326 of our report dated December 9, 1998 on our audit of the financial statements and financial highlights of Franklin Value Investors Trust, which report is included in the Annual Report to Shareholders for the year ended October 31, 1998, which is incorporated by reference in the Registration Statement.



                                    /s/PricewaterhouseCoopers LLP
                                       PricewaterhouseCoopers LLP




San Francisco, California
December 23, 1998